PROMISSORY NOTE
                         (CALIFORNIA)

$60,000,000.00                                  December 19, 1995


     FOR VALUE RECEIVED, NEWPARK ASSOCIATES, a California general partnership (hereinafter referred to as "Maker"), promises to pay to the order of CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, having its principal office at 900 Cottage Grove Road, Bloomfield, Connecticut (the "Payee"), at such principal address or at such other place as the Holder hereof may designate in writing (the legal holder from time to time of this Note, including Payee as the initial holder, hereinafter referred to as "Holder"), the principal sum of Sixty Million and No/100 Dollars ($60,000,000.00), or so much thereof as may be advanced to or for the benefit to Maker by Holder (hereinafter referred to as "Principal Indebtedness"), together with interest thereon at an annual rate of Seven and Fifteen One Hundredths percent (7.15%) (the "Interest Rate"), in accordance with the provisions hereinafter set forth.

     1. TERMS OF PAYMENT. Maker shall pay to Holder on the first day of the second calendar month after the date hereof and on the first day of each calendar month thereafter to and including the Maturity Date (hereinafter defined) (such payment dates being hereinafter referred to as "monthly payment dates") interest on the Principal Indebtedness from time to time outstanding, at the Interest Rate, for the immediately preceding calendar month. Interest shall be calculated and applied on the basis of a 360-day year consisting of twelve 30-day months, except that interest for any partial month shall be calculated and applied on the basis of a 365-day year and the actual number of days in such partial month during which the Principal Indebtedness is outstanding. On December 31, 2000 (the "Maturity Date"), Maker shall pay to Holder the entire Principal Indebtedness then remaining unpaid, together with accrued and unpaid interest thereon at the Interest Rate and any other charges due under this Note, the Deed of Trust (hereinafter defined) and any other documents evidencing or securing or pertaining to the advancement or disbursement of the Principal Indebtedness including, without limitation the Environmental Indemnification Agreement of even date herewith (the "Environmental Indemnity") from Maker, among others, to Payee (collectively, the "Loan Documents"). The period from and including the date hereof to the Maturity Date will be referred to hereinafter as the "Term".

     MAKER HEREBY ACKNOWLEDGES AND AGREES THAT THE ENTIRE PRINCIPAL BALANCE OF THIS PROMISSORY NOTE, LESS ANY PREPAYMENTS MAKE PURSUANT TO
SECTION 2 BELOW, SHALL BE UNPAID AND DUE AND PAYABLE ON THE MATURITY DATE.




     2. PREPAYMENT. Maker, whether or not a debtor in a proceeding under Title 11, United States Code, may prepay the Principal Indebtedness in full, but not in part, on any monthly payment date, provided Maker gives Holder forty-five (45) days prior written notice and pays, along with all accrued, unpaid interest and all other sums then under any of the Loan Documents, a prepayment fee as described below.

     The prepayment fee shall be the greater of:

     (a) One percent (1%) of the then-existing Principal Indebtedness, or

     (b)  Yield Maintenance as defined below.

     The Principal Indebtedness may be prepaid at par during the last ninety (90) days of the Term. The foregoing prepayment fee will be due when the loan is prepaid prior to the Maturity Date, whether such prepayment is voluntary or results from default, acceleration or any other cause except for any mandatory prepayment of the Principal Indebtedness by reason of the application of insurance proceeds or condemnation awards to the Principal Indebtedness as required by the Loan Documents.

     YIELD MAINTENANCE: Yield Maintenance is defined as the sum of present values on the date of prepayment of each of the Monthly Interest Shortfalls for the remaining Term of the loan discounted at the monthly Treasury Yield plus 50 basis points.

     The Monthly Interest Shortfall is the product of (i) the positive difference, if any, of the Semi-Annual Equivalent Rate less an amount equal to the sum of the Treasury Yield plus 50 basis points, divided by 12, times
(ii) the outstanding Principal Indebtedness, on each monthly payment date for each full and partial month remaining in the Term.

     The present value is then determined by discounting each Monthly Interest Shortfall at a discount rate equal to the sum of the Treasury Yield plus 50 basis points, divided by twelve.

     The "Semi-Annual Equivalent Rate" for this loan is 7.26%
































                              2.


     The "Treasury Yield" will be determined by reference to the Federal Reserve Statistical Release H.15 (519) of Selected Interest Rates (or any similar successor publication of the Federal Reserve) for the first week ending not less than two full weeks prior to the prepayment date. If the remaining Term is less than one year, the Treasury Yield will equal the yield for 1-year Treasury Constant Maturities. If the remaining Term is equal to one of the maturities of the Treasury Constant Maturities (e.g., 1-year, 2-year, etc.), then the Treasury Yield will equal the yield for the Treasury Constant Maturity with a maturity equalling the remaining Term.
If the remaining Term is longer than one year, but does not equal one of the maturities of the Treasury Constant Maturities, then the Treasury Yield will equal the yield for the Treasury Constant Maturity closest to, but not exceeding, the remaining Term.

     MAKER HEREBY EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ANY OR ALL OF THIS
NOTE IS MADE, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY HOLDER ON ACCOUNT OF ANY DEFAULT BY MAKER, INCLUDING, BUT NOT LIMITED TO, ANY TRANSFER, DISPOSITION OR FURTHER ENCUMBRANCE AS PROHIBITED OR RESTRICTED BY THE DEED OF TRUST, THEN MAKER SHALL BE OBLIGATED TO PAY CONCURRENTLY THEREWITH, AS A PREPAYMENT FEE, THE APPLICABLE SUM SPECIFIED IN THIS SECTION EXCEPT IN THE CASE OF MANDATORY PREPAYMENTS OF INSURANCE PROCEEDS OR CONDEMNATION AWARDS. BY INITIALLING THIS PROVISION IN THE SPACE PROVIDED BELOW, MAKER HEREBY DECLARES THAT PAYEE'S AGREEMENT TO MAKE THE LOAN EVIDENCED BY THIS NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY MAKER, FOR THIS WAVER AND AGREEMENT.

             [Signatures begin on the next page.]




































                              3.



                         NEWPARK ASSOCIATES, a California general partnership

                         By:  HOMART DEVELOPMENT CO., a Delaware

                         Corporation, managing general partner

                              By:
                                   Its:  First Vice President


                         By:  JMB/NEWPARK ASSOCIATES, and Illinois
                         general partnership, a general partner

                              By:  CARLYLE REAL ESTATE LIMITED
                                   PARTNERSHIP-XV, an Illinois
                                   limited partnership

                                   By:  JMB REALTY CORPORATION, a
                                        Delaware Corporation a
                                        general partner

                                        By:
                                             Its:  Vice President



                              By:  CARLYLE REAL ESTATE LIMITED
                                   PARTNERSHIP-XVI, an Illinois
                                   limited partnership

                                   By:  JMB REALTY CORPORATION, a
                                        Delaware corporation, a
                                        general partner

                                        By:
                                             Its:  Vice President

































                              4.



     The aforesaid prepayment fees do not constitute a penalty, but rather represent the reasonable estimate, agreed to between Maker and Holder, of a fair compensation for the loss that may be sustained by Holder due to prepayment of the Loan prior to the Maturity Date. Any prepayment fee required pursuant to the preceding paragraphs shall be paid without prejudice to the right of Holder to collect any of the amounts owing under this Note or the Deed of Trust or otherwise to enforce any of its rights or remedies arising out of an Event of Default hereunder.

     3. SECURITY. This Note is secured by, among other things, a Deed of Trust, Security Agreement with Assignment of Rents and Fixture Filing (hereinafter referred to as the "Deed of Trust") given by Maker to Payee, of even date herewith, constituting a first lien on Maker's fee interest in certain real estate and a first priority security interest in personal property and an assignment of rents and leases (such real and personal property hereinafter referred to as the "Security"), in the County of Alameda, State of California.

     4. LOCATION AND MEDIUM OF PAYMENTS. The sums payable under this Note or under the Deed of Trust shall be paid to Holder at its principal address hereinabove set forth, or at such other place as Holder may from time to time hereafter designate to Maker in writing, in legal tender of the United States of America.

     5. ACCELERATION OF MATURITY. At the option of Holder, which may be exercised at any time after one or more of the following events (each being an "Event of Default") shall have occurred, the whole of the Principal Indebtedness, together with all interest, applicable prepayment fees, and other charges due under any of the Loan Documents, shall immediately become due and payable ("Acceleration of Maturity"): (a) if any payment of any installment of the Principal Indebtedness, interest and /or any other sum due hereunder is not received by Holder within five (5) business days following the date when such payment was due; or (b) if a default or an Event of Default shall occur under the Deed of Trust or any other of the Loan Documents which is not cured within any applicable grace period afforded therein, if any.

     6. LATE CHARGES; INTEREST FOLLOWING EVENT OF DEFAULT. If any payment due under this Note, the Deed of Trust or any other Loan Document, is not paid within five (5) business days of when due, without regard to any cure or grace period, Maker shall pay and Holder shall be entitled to collect a late payment



























                              5.


charge for each month or fraction thereof during which such payment is not make when due and for each month thereafter that such sum remains unpaid, equal to the lesser of four percent (4%) of such late payment or the maximum amount that the parties may contract for under applicable law, as the reasonable estimate by Holder and Maker of a fair average compensation for the loss that may be sustained by Holder due to the failure of Maker to make timely payments, and such amount shall be secured by the Deed of Trust and the other Loan Documents. Such late charge shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid or to declare an Event of Default under this Note or the Deed of Trust.

     In addition to any late payment charge which may be due under this Note, Maker shall pay interest on all sums due hereunder at a rate (the "Default Rate") equal to the lesser of (i) the Interest Rate plus four percent (4%) per annum, or (ii) the maximum rate that the parties may contract for under applicable law, from and after the first to occur of the following events: if Holder elects to cause the Acceleration of Maturity; if a petition under Title 11, United States Code, shall be filed by Maker or if Maker shall seek or consent to the appointment of a receiver or trustee for itself or for any of the Security, file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, make a general assignment for the benefit of creditors, or be unable to pay its material debts as they become due; if a court shall enter an order, judgment or decree appointing, with or without the consent of Maker, a receiver or trustee for it or for any of the Security or approving a petition filed against Maker which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and any such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered; or if all sums due hereunder are not paid on the Maturity Date.

     7. COLLECTION AND ENFORCEMENT COSTS. Maker, upon demand, shall pay Holder for all costs and expenses, including without limitation attorneys' fees, paid or incurred by Holder in connection with the collection of any sum due hereunder, or in connection with enforcement of any of Holder's rights or Maker's obligations under this Note, the Deed of Trust, or any of the other Loan Documents.

     8. CONTINUING LIABILITY. Subject to Section 15, the obligation of Maker to pay the Principal Indebtedness, interest and all other sums due hereunder shall continue in full force and effect and in no way be impaired, until the actual payment thereof to Holder, and in case of sale or transfer of all or any part of the Security, or in case of any further agreement given to secure the payment of this Note, or in

























                              6.


case of any agreement or stipulation extending the time or modifying the terms of payment above recited, Maker shall nevertheless continue to be liable on this Note, as extended or modified by any such agreement or stipulation, unless released and discharged in writing by Holder.

     9.   [Intentionally Deleted].

     10. NO ORAL CHANGES; WAIVERS. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of a charge is sought. The provisions of this Note shall extend and be applicable to all renewals, amendments, extensions, consolidation, and modifications of the other Loan Documents, and any and all references herein to the Loan Documents shall be deemed to include any such renewals, amendments, extensions, consolidations, or modifications thereof.

     Maker and any future indorsers, sureties, and guarantors hereof, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default (except notice of default required hereby, if any), or enforcement of the payment of this note, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by an indulgence, extension of time, renewal, waiver, or modification granted or consented to by the Holder; and Maker and all future indorsers, sureties and guarantors hereof, if any, consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Holder hereof with respect to the payment or other provisions of this Note, and to the release of the collateral, or any part thereof, with or without substitution, and agree that additional makers, indorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder. The parties hereto recognize and acknowledge that no endorser, surety, guarantor, or additional maker currently exists hereunder or is presently required under the Loan Documents.

     Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.
The acceptance by Holder of payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not without the express written consent of Holder: (i) constitute a waiver of the right to exercise any of Holder's remedies at
























                              7.


that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy.

     No failure to cause an Acceleration of Maturity hereof by reason of an Event of Default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or
(ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of California; and, to the maximum extent permitted by law, Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

     To the maximum extent permitted by law, Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, and appraisement, now provided, or which may hereafter be provided, by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

     11. BIND AND INURE. This Note shall bind and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

     12. APPLICABLE LAW. The provisions of this Note shall be construed and enforceable in accordance with the laws of the State of California.

     If any provision of this Note or the application hereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law, except that if such provision relates to the payment of a monetary sum, then the Holder may, at its option, declare the entire indebtedness evidenced hereby due and payable upon sixty (60) days prior written notice to Maker and, provided no Event of Default is then continuing, without prepayment fee or premium that in the event Maker continues timely to


























                              8.


make all payment of principal and interest due to Holder in accordance with the terms of this Note, whether or not any term or provision of this Note shall become invalid or unenforceable, Holder agrees to extend the aforementioned sixty (60) day period to one hundred eighty (180) days, or such shorter period as may be required by applicable law.

     13. USURY. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then IPSO FACTO the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity. In no event shall Maker be bound to pay for the use, forbearance or detention of detention of the money loaned pursuant hereto, interest of more than the current legal limit; the right to demand any such excess being hereby expressly waived by Holder.

     14.  NOTICE.  A
ny notice, request, demand, statement or consent made hereunder shall be in writing signed by the party giving such notice, request, demand, statement or consent, and shall be delivered personally, or delivered to a reputable overnight delivery service providing a receipt, or deposited in the United States Mail, postage prepaid and registered or certified mail, return receipt requested, addressed as set forth below or to such other address within the continental United States of America as may have theretofore been designated in writing. The effective date of any notice given as aforesaid shall be the of personal service, one (1) business day after delivery to such overnight delivery service, or three (3) business days after being deposited in the United States Mail, whichever is applicable. For purposes hereof, the addresses are as follow:


If to Holder:

          Connecticut General Life Insurance Company
          c/o CIGNA Investments, Inc.
          900 Cottage Grove Road
          Hartford, CT 06152-2319
          Attn:  Investment Services, S-319





























                              9.


With a courtesy copy to:
          CIGNA Corporation
          Investment Law Department
          900 Cottage Grove Road
          Hartford, CT 06152-2215
          Attn:  Real Estate Division, S-215A

If to Maker:
          NewPark Associates
          c/o Homart Development Co.
          55 West Monroe, Suite 3100
          Chicago, Illinois 60603-5060
          Attn:  Chief Financial Officer

With a courtesy copy to:
          Carlyle Real Estate Limited Partnership-XV
          900 North Michigan Avenue
          Chicago, Illinois 60611
          Attn:  Stephen A. Lovelette

With a courtesy copy to:
          Homart Development Co.
          55 West Monroe, Suite 3100
          Chicago, Illinois 60603-5060
          Attn:  General Counsel

With a courtesy copy to:
          Pircher, Nichols & Meeks
          1999 Avenue of the Stars
          Los Angeles, California 90067
          Attn:  Real Estate Notices (EJML)

          Notwithstanding the foregoing agreement to provide a courtesy copy to Maker's attorneys, such copy shall be a courtesy copy only, and failure to provide such courtesy copy shall have absolutely no effect or entity Maker to any remedy whatsoever. Any notice duly given to Maker shall be effective whether or not the courtesy copy was given to Maker's attorneys.


     15.  NONRECOURSE.  Except as hereinafter in this Section 15 and in
Section 37 of the Deed of Trust specifically provided, Maker (or any direct or indirect partner of Maker, or shareholder of such partner) shall not be personally liable for the payment of any sums due hereunder or under the other Loan Documents or the performance of any obligations of Maker hereunder or under any of the other Loan Documents. Without in any way limiting the generality of the foregoing, no judgment for the repayment of the Principal Indebtedness or interest thereon or the collection of any amount due pursuant to the Loan Documents will be enforced against Maker (or against any present or future, or direct or indirect partner of Maker or shareholder



















                              10.


of such partner) personally or any property of Maker (or against any present or future, direct or indirect partner of Maker or shareholder of such partner) other than the Security and other security furnished under the Loan Documents in any action to foreclose the Deed of Trust or to otherwise realize upon any security furnished under the Loan Documents or to collect any payable hereunder. Notwithstanding the foregoing:

          (a) Nothing herein contained shall be construed as prohibiting Holder from exercising any and all remedies which the Loan Documents permit, including the right to bring actions or proceedings (including an action or suit for judicial foreclosure) against Maker (but not any direct or indirect partner of Maker or shareholder of such partner) and to enter a judgement against Maker, so long as, except as provided in this Section 15 or in Section 37 of the Deed of Trust, the exercise of any remedy does not extend to obtaining a judgment in the nature of a deficiency judgment or to execution against or recovery out of any property of Maker (or any direct or indirect partner of Maker or shareholder of such partner) other than the Security and any other security furnished under the Loan Documents on account of a judgment in the nature of a deficiency judgment;

          (b) The foregoing limitation shall not be construed to relieve Maker or Homart Development Co., JMB/NewPark Associates ("JNA"), Carlyle Real Estate Limited Partnership-XV ("Carlyle-XV"), or Carlyle Real Estate Limited Partnership-XVI ("Carlyle-XVI") (but no other person or entity) from being personally liable for Maker's (i) misapplication of any condemnation awards or insurance awards attributable to the Security, to the full extent of such misapplication, (ii) at the time of foreclosure or the giving of a deed in lieu of foreclosure, failure to deliver to Holder any security deposits attributable to the Security, to the full extent of such failure to deliver such security, (iii) collection of any rents in advance in violation of any covenant contained in the Loan Documents, to the full extent of such rents so collected in advance that apply to the period after the occurrence of all Events of Default, (iv) commission of fraud, intentional misrepresentation or waste in connection with the operation of the Security or the making of the loan evidenced hereby, to the full extent of any loss, damage, expense or costs (including reasonable attorneys' fees) incurred by Holder resulting from such fraud, intentional misrepresentation or waste, (v) failure to pay debt service on the Principal Indebtedness, operating and maintenance expenses, insurance premiums, deposits into a reserve for taxes, insurance or replacements (if any), and other sums required under the Loan Documents that become due and payable without penalty or interest, but only if the gross revenues actually collected from the















                              11.


operation of the Security from and after the earlier of (x) the non-payment by Maker of any principal and interest due hereunder, or (y) receipt by Maker of notice from Holder of the occurrence of an Event of Default, and ending on the date Holder or a third party takes title to the security or has a receiver appointed with respect to the Security (such period not to exceed the twelve (12) months prior to such passage of title) were sufficient to pay any portion of the Principal Indebtedness, operating and maintenance expenses, insurance premiums, deposits into a reserve and/or escrow account for taxes, insurance or replacements (if any), or other sums required by the Loan Documents that became due and payable without penalty or interest during the same period, and Maker fails to make such payments or deposits when due, but only to the extent of any funds diverted from such payments, expenses or deposits.

     (c) There shall be no limitation on Maker's personal liability under, nor on the exercise of any of Holder's rights (i) under any indemnity from Maker to Holder including, but not limited to, the Environmental Indemnity, except as may be expressly set forth in such indemnity or the document in which it is contained; and (ii) in accordance with Section 736 of the California Code of Civil Procedure, as such Section may be amended from time to time ("Civil Procedure Code"), to recover any costs, expenses or liabilities which Holder is permitted to recover under Civil Procedure Code Section 736 for breach of any "environmental provision" (as defined in Civil Procedure Code Section 736) contained in the Environmental Indemnity;

     (d) There shall be no limitation on or prejudice to the rights of Holder to proceed personally against any entity or person whatsoever, including Maker, with respect to the enforcement of any guarantees by such entity or person of the Principal Indebtedness or other sums sue hereunder or under any of the other Loan Documents or any part thereof, leases, master leases, and indemnifications, or any similar rights of payment made in connection with the indebtedness evidenced hereby (whether such guaranty, lease, indemnifications or rights of payment are made at the time of or subsequent to the disbursement of the Principal Indebtedness) except as may be expressly set forth therein; and

     (e) Holder shall be permitted to bring an action against Maker personally and to execute against and recover out of any property of Maker, for all sums due pursuant to the Loan Documents to the extent permitted by the terms of Section 726.5 of the Civil Procedure Code as it may be amended from time to time, and to have the rights and remedies of an unsecured lender to the extent permitted thereunder. If



























                              12.


Holder exercise the rights and remedies of an unsecured creditor in accordance with this clause (e), Maker promises to pay to Holder, on demand by Holder following such exercise, all amounts owed to Holder under any Loan Document, and Maker agrees that it will be personally liable for the payment of all such sums. Maker and Holder acknowledge that pursuant to Civil Procedure Code Section 726.5, Holder's rights under this clause (e) are limited to instances in which Maker or any affiliate, agent, cotenant, partner, or joint venturer of Maker either (i) cause, contributed to, permitted, or acquiesced in the release (as defined in Civil Procedure Code
Section 726.5) or threatened release of toxic or hazardous waste or waste products or (ii) had actual knowledge or notice of such release or threatened release prior to the execution and delivery of this Note and failed to disclose such release or threatened release to Holder in writing after Holder's written request for information concerning the environmental condition of the Security, unless Holder otherwise obtained actual knowledge of such release or threatened release prior to the execution and delivery of this Note.

     In the event of any personal liability for the foregoing acts or omissions, Holder's recourse with respect to JNA and its partners and constituent partners shall be limited to the assets of each Carlyle entity (which, as of the date hereof, are Carlyle-XV and Carlyle-XVI), the general partners of JNA. In no event shall any present or future, direct or indirect partner, trustee, advisor, beneficiary, director, shareholder, officer, or employee of Carlyle-XV, or Carlyle-XVI, or of any partner in Carlyle-XV or Carlyle-XVI, or of JMB Realty Corporation ("JMB"), its affiliates and subsidiaries, have any personal liability under the Loan Documents, and including with respect to the foregoing exceptions to the exculpatory provisions. For purposes hereof, an entity will be deemed to be an affiliate of JMB if such entity controls, is under common control with, or is controlled by JMB.

     Additionally, and notwithstanding anything to the contrary contained herein, no negative capital account of any partner of Carlyle-XV or Carlyle-XVI, or any sub-tier entities of Carlyle-XV or Carlyle-XVI, or any obligation of any such partner or sub-tier entity to restore a negative capital account or to contribute capital to Carlyle-XV or Carlyle-XVI or to any other direct or indirect partner therein, shall be deemed to be the property or an asset of Carlyle-XV or Carlyle-XVI or any such partner or sub-tier entity. Accordingly, neither Lender nor any of its successors or assigns shall have any right to collect, enforce, or proceed against or with respect to such negative capital account or obligation to restore or contribute.

     16. TIME OF THE ESSENCE. Time is of the essence in this Note and the other Loan Documents.
























                              13.


     17. ATTORNEYS' FEES. Any reference to "attorney fees", or "attorneys' fees" in this document includes but is not limited to both the fees, charges and costs incurred by Holder through its retention of outside legal counsel, paralegals and legal assistants and the allocable fees, costs and charges for services rendered by Holder's in-house counsel, paralegals and legal assistants. Any reference to "attorney fees", or "attorneys' fees" shall also include but not be limited to those attorneys or legal fees, experts' fees, costs and charges incurred by Holder in the collection of any Principal Indebtedness, the enforcement of any obligations hereunder or under any other Loan Document, the protection of the Security, the foreclosure of the Deed of Trust, the sale of the Security, the defense of actions arising hereunder or under any other Loan Document and the collection, protection or setoff of any claim the Holder may have in a proceeding under Title 11, United States Code. Attorneys' fees provided for hereunder shall accrue whether or not Holder has provided notice of an Event of Default or of an intention to exercise its remedies for such Event of Default.





















































                              14.


     18. WAIVER OF TRIAL BY JURY. Maker hereby waives its rights to a trial by jury as to any matter arising out of or concerning the subject matter of this Note.

     IN WITNESS WHEREOF, Maker has duly executed this note as of the day and year first above written.

                         MAKER:

                         NEWPARK ASSOCIATES, a California general
                         Partnership

                         By:  HOMART DEVELOPMENT CO., a Delaware
                              corporation, managing general partner

                         By:
                              Its:  First Vice President


                         By:  JMB/NEWPARK ASSOCIATES, and Illinois
                              general partnership, a general partner

                              By:  CARLYLE REAL ESTATE LIMITED
                                   PARTNERSHIP-XV, an Illinois
                                   limited partnership

                                   By:  JMB REALTY CORPORATION, a
                                        Delaware corporation a
                                        general partner

                                        By:
                                             Its:  Vice President

                              By:  CARLYLE REAL ESTATE LIMITED
                                   PARTNERSHIP-XVI, an Illinois
                                   limited partnership

                                   By:  JMB REALTY CORPORATION, a
                                        Delaware corporation, a
                                        general partner

                                        By:
                                             Its:  Vice President























                              15.